Exhibit 99.1
Hillman Reports Second Quarter 2022 Results

CINCINNATI, August 3, 2022 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, reported financial results for the thirteen and twenty-six weeks ended June 25, 2022.

Second Quarter 2022 Highlights (Thirteen Weeks Ended June 25, 2022)
•Net sales increased 4.9% to $394.1 million compared to $375.7 million in the prior year quarter
•Net income totaled $8.8 million, or $0.04 per diluted share, compared to a loss of $(3.4) million, or $(0.04) per diluted share, in the prior year quarter
•Adjusted diluted EPS1 was $0.14 per diluted share compared to $0.24 per diluted share in the prior year quarter
•Adjusted EBITDA1 totaled $62.3 million compared to $64.5 million in the prior year quarter

Second Quarter YTD 2022 Highlights (Twenty-Six Weeks Ended June 25, 2022)
•Net sales increased 5.6% to $757.1 million as compared to $717.0 million in the prior year
•Net income was $6.9 million, or $0.04 per diluted share, compared to a loss of $(12.4) million, or $(0.14) per diluted share, in the prior year
•Adjusted diluted EPS1 was $0.24 per diluted share compared to $0.39 per diluted share in the prior year
•Adjusted EBITDA1 totaled $106.3 million compared to $112.3 million in the prior year

“Our second quarter results reflect the success of our multiple pricing initiatives over the past 15 months and the relentless efforts of our 1,100 associates to keep the shelves stocked at our customers' 42,000 locations,” commented Doug Cahill, chairman, president and chief executive officer of Hillman. “While volumes were light compared to the surge in activity during the prior year quarter coming out of COVID, we continued to execute averaging fill rates of nearly 97% for the quarter, up from 90% a year ago.”

“Currently, there are many factors influencing the economy, including labor shortages, supply chain constraints, and elevated retail inventories amid overall lighter foot traffic at stores. The Hillman moat helps solve these issues for our customers making us especially resilient through all economic cycles. Our service model ships direct to stores, reducing shipping delays, costs, and inventories for customers; our field sales and service team manages the aisle for our customers, which helps alleviate their concerns around labor; and we own 90% of our brands allowing us to tailor our products quickly to meet the changing needs of our retailers and end consumers.

“While we have tempered our full year expectations to account for softness in sales volume, our business remains on solid footing. We estimated that over 90% of our sales are driven by repair, remodel and maintenance activity, which remains robust and not highly sensitive to mortgage rates or dependent on new housing construction. Lead times have come down considerably since the beginning of the year and we expect our price increases to offset increased costs for the full year 2022 on a dollar-for-dollar basis. These factors combined with our competitive moat situate us for further success with customers throughout the remainder of the year and into the future.”

Balance Sheet and Liquidity at Quarter-End
•Total long-term debt was $929 million, up from $907 million at the end of 2021. Net debt1 outstanding was $949 million, up from $931 million at the end of 2021
•Liquidity available totaled approximately $118 million, consisting of $100 million of available borrowing under the revolving credit facility and $18 million of cash and equivalents
•Net debt1 to trailing twelve month Adjusted EBITDA was 4.7 times, up from 4.5 times at the end of 2021
•Subsequent to the quarter-end, increased capacity on the revolving credit facility by $125 million to $375 million

Full Year 2022 Guidance - Update
Based on year-to-date performance and improved visibility on the remainder of the year, management is providing additional information on its full year 2022 guidance originally provided on March 2, 2022 with Hillman's fourth quarter 2021 results.

•Net sales are now anticipated to be toward the low end of the original range of $1.5 billion to $1.6 billion
•Adjusted EBITDA1 is now expected to be at the low end of the original range of $207 million to $227 million
•Free Cash Flow1 guidance is unchanged; projected to be in the range of $120 million to $130 million

Second Quarter 2022 Results Presentation
Hillman plans to host a conference call and webcast presentation today, August 3, 2022, at 8:30 a.m. Eastern Time to discuss its results. Chairman, President, and Chief Executive Officer Doug Cahill and Chief Financial Officer Rocky Kraft will host the results presentation.

Date: August 3, 2022
Time: 8:30 am Eastern Time
Listen-only Webcast: https://edge.media-server.com/mmc/p/3awwmvtv
A webcast replay will be available approximately one hour after the conclusion of the call using the link above.
Hillman’s earnings release, quarterly presentation, and Form 10-Q were filed with the SEC and are accessible on its Investor Relations website, https://ir.hillmangroup.com.

1) Adjusted EBITDA, Adjusted Diluted EPS, Net Debt, and Free Cash Flow are non-GAAP financial measures. Refer to the "Reconciliation of Adjusted EBITDA”, "Reconciliation of Adjusted Earnings per Share", "Reconciliation of Net Debt" and "Reconciliation of Free Cash Flow" sections of this press release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.

About Hillman Solutions Corp.
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman Solutions Corp. (“Hillman”) and its subsidiaries are leading North American providers of complete hardware solutions, delivered with outstanding customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & industrial customers. Leveraging its leading distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.

Forward-Looking Statements
This communication contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. All forward-looking statements are made in good faith by the company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve (4) ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company (9) adverse changes in currency exchange rates; (10) the impact of COVID-19 on the Company’s business; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on March 16, 2022. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.

Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Income, GAAP Basis
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended June 25, 2022	Thirteen Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 25, 2022	Twenty-six Weeks Ended June 26, 2021
Net sales	$394,114	$375,715	$757,127	$716,996
Cost of sales (exclusive of depreciation and amortization shown separately below)	220,146	215,967	433,419	417,265
Selling, general and administrative expenses	118,229	111,662	232,767	214,841
Depreciation	14,172	15,270	27,426	31,611
Amortization	15,566	15,414	31,087	30,323
Management fees to related party	—	88	—	214
Other (income) expense, net	(1,772)	(2,195)	(4,194)	(2,547)
Income (loss) from operations	27,773	19,509	36,622	25,289
Interest expense, net	12,533	19,159	24,161	38,178
Interest expense on junior subordinated debentures	—	3,152	—	6,304
(Gain) loss on mark-to-market adjustments	—	(751)	—	(1,424)
Investment income on trust common securities	—	(94)	—	(189)
Income (loss) before income taxes	15,240	(1,957)	12,461	(17,580)
Income tax provision (benefit)	6,424	1,428	5,532	(5,225)
Net income (loss)	$8,816	$(3,385)	$6,929	$(12,355)

Basic income (loss) per share	$0.05	$(0.04)	$0.04	$(0.14)
Weighted average basic shares outstanding	194,135	91,217	194,071	91,266

Diluted income (loss) per share	$0.04	$(0.04)	$0.04	$(0.14)
Weighted average diluted shares outstanding	196,686	91,217	195,932	91,266

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	June 25, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$17,723	$14,605
Accounts receivable, net of allowances of $2,579 ($2,891 - 2021)	132,846	107,212
Inventories, net	574,848	533,530
Other current assets	18,761	12,962
Total current assets	744,178	668,309
Property and equipment, net of accumulated depreciation of $309,464 ($284,069 - 2021)	176,824	174,312
Goodwill	825,070	825,371
Other intangibles, net of accumulated amortization of $383,715 ($352,695 - 2021)	765,888	794,700
Operating lease right of use assets	77,925	82,269
Deferred tax assets	—	1,323
Other assets	26,414	16,638
Total assets	$2,616,299	$2,562,922
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$187,527	$186,126
Current portion of debt and finance lease liabilities	11,860	11,404
Current portion of operating lease liabilities	12,777	13,088
Accrued expenses:
Salaries and wages	11,076	8,606
Pricing allowances	8,815	10,672
Income and other taxes	4,782	4,829
Interest	1,562	1,519
Other accrued liabilities	44,335	41,052
Total current liabilities	282,734	277,296
Long-term debt	929,246	906,531
Deferred tax liabilities	145,394	137,764
Operating lease liabilities	70,741	74,476
Other non-current liabilities	11,096	16,760
Total liabilities	$1,439,211	$1,412,827
Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par, 500,000,000 shares authorized, 194,359,084 issued and 194,270,779 outstanding at June 25, 2022 and 194,083,625 issued and 193,995,320 outstanding at December 25, 2021	20	20
Additional paid-in capital	1,396,863	1,387,410
Accumulated deficit	(203,252)	(210,181)
Accumulated other comprehensive income (loss)	(16,543)	(27,154)
Total stockholders' equity	1,177,088	1,150,095
Total liabilities and stockholders' equity	$2,616,299	$2,562,922

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Twenty-six Weeks Ended June 25, 2022	Twenty-six Weeks Ended June 26, 2021
Cash flows from operating activities:
Net income (loss)	$6,929	$(12,355)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	58,513	61,934
Deferred income taxes	8,230	(4,709)
Deferred financing and original issue discount amortization	2,598	1,800
Stock-based compensation expense	8,304	3,537
Change in fair value of contingent consideration	(3,646)	(1,212)
Other non-cash interest and change in fair value of interest rate swap	—	(1,424)
Changes in operating items:
Accounts receivable, net	(25,163)	(23,547)
Inventories, net	(42,973)	(73,049)
Other assets	(4,125)	(15,786)
Accounts payable	1,502	22,443
Other accrued liabilities	4,501	(17,471)
Net cash provided by (used for) operating activities	14,670	(59,839)
Cash flows from investing activities:
Acquisition of business, net of cash received	(2,500)	(39,102)
Capital expenditures	(28,921)	(22,684)
Net cash used for investing activities	(31,421)	(61,786)
Cash flows from financing activities:
Repayments of senior term loans	(4,256)	(5,304)
Borrowings on senior term loans	—	35,000
Financing fees	—	(1,027)
Borrowings on revolving credit loans	121,000	128,000
Repayments of revolving credit loans	(97,000)	(42,000)
Principal payments under finance lease obligations	(556)	(460)
Proceeds from exercise of stock options	1,149	1,761
Cash payments related to hedging activities	(944)	—
Net cash provided by financing activities	19,393	115,970
Effect of exchange rate changes on cash	476	390
Net increase (decrease) in cash and cash equivalents	3,118	(5,265)
Cash and cash equivalents at beginning of period	14,605	21,520
Cash and cash equivalents at end of period	$17,723	$16,255

HILLMAN SOLUTIONS CORP.
Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)

Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended June 25, 2022	Thirteen Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 25, 2022	Twenty-six Weeks Ended June 26, 2021
Net income (loss)	$8,816	$(3,385)	$6,929	$(12,355)
Income tax provision (benefit)	6,424	1,428	5,532	(5,225)
Interest expense, net	12,533	19,159	24,161	38,178
Interest expense on junior subordinated debentures	—	3,152	—	6,304
Investment income on trust common securities	—	(94)	—	(189)
Depreciation	14,172	15,270	27,426	31,611
Amortization	15,566	15,414	31,087	30,323
Mark-to-market adjustment of interest rate swap	—	(751)	—	(1,424)
EBITDA	$57,511	$50,193	$95,135	$87,223

Stock compensation expense	2,286	1,796	8,304	3,537
Management fees	—	88	—	214
Restructuring (1)	513	—	565	109
Litigation expense (2)	2,703	6,322	3,713	10,282
Acquisition and integration expense (3)	1,438	3,299	2,215	8,139
Change in fair value of contingent consideration	(2,175)	(1,212)	(3,645)	(1,212)
Buy-back expense (4)	—	1,350	—	1,350
Anti-dumping duties (5)	—	2,636	—	2,636
Total adjusting items	$4,765	$14,279	$11,152	$25,055
Adjusted EBITDA	$62,276	$64,472	$106,287	$112,278

(1)Restructuring includes severance, consulting, and other costs associated with streamlining our operations.
(2)Litigation expense includes legal fees associated with our litigation with KeyMe, Inc. and Hy-Ko Products Company LLC.
(3)Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to the merger with Landcadia III and the secondary offering of shares in the second quarter of 2022.
(4)Infrequent buy backs associated with new business wins.
(5)Anti-dumping duties assessed related to the nail business for prior year purchases.

Reconciliation of Adjusted Diluted EPS (Unaudited)
(in thousands, except per share data)

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended June 25, 2022	Thirteen Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 25, 2022	Twenty-six Weeks Ended June 26, 2021
Reconciliation to Adjusted Net Income
Net Income	$8,816	$(3,385)	$6,929	$(12,355)
Remove adjusting items (1)	4,765	14,279	11,152	25,055
Mark-to-Market adjustment on interest rate swaps (2)	—	(751)	—	(1,424)
Remove amortization expense	15,566	15,414	31,087	30,323
Remove tax benefit on adjusting items and amortization expense (2)	(1,529)	(3,773)	(2,602)	(5,661)
Adjusted Net Income	$27,618	$21,784	$46,566	$35,938

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$0.04	$(0.04)	$0.04	$(0.14)
Remove adjusting items (1)	0.02	0.15	0.06	0.27
Mark-to-Market adjustment on interest rate swaps (2)	—	(0.01)	—	(0.02)
Remove amortization expense	0.08	0.17	0.16	0.33
Remove tax benefit on adjusting items and amortization expense (2)	(0.01)	(0.04)	(0.01)	(0.06)
Adjusted Diluted Earnings per Share	$0.14	$0.24	$0.24	$0.39

Reconciliation to Adjusted Diluted Shares Outstanding
Diluted Shares, as reported (3)	196,686	91,217	195,932	91,266
Non-GAAP dilution adjustments
Dilutive effect of stock options and awards	—	1,025	—	927
Dilutive effect of warrants	—	—	—	—
Adjusted Diluted Shares	196,686	92,242	195,932	92,193
Note: Adjusted EPS may not add due to rounding.

(1)Please refer to "Reconciliation of Adjusted EBTIDA" table above for additional information on adjusting items. See "Per share impact of Adjusting Items" table below for the per share impact of each adjustment.

Per Share Impact of Adjusting Items

	Thirteen Weeks Ended June 25, 2022	Thirteen Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 25, 2022	Twenty-six Weeks Ended June 26, 2021
Stock compensation expense	$0.01	$0.02	$0.04	$0.04
Management fees	—	—	—	—
Restructuring	—	—	—	—
Litigation expense	0.01	0.07	0.02	0.11
Acquisition and integration expense	0.01	0.04	0.01	0.09
Change in fair value of contingent consideration	(0.01)	(0.01)	(0.02)	(0.01)
Buy-back expense	—	0.01	—	0.01
Anti-dumping duties	—	0.03	—	0.03
Total adjusting items	$0.02	$0.15	$0.06	$0.27
Note: Adjusting items may not add due to rounding.

(2)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25.2% for the U.S. and 26.5% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rate of 25.2%, excluding certain awards that are non-deductible.
b.The tax impact of acquisition and integration expense included in "Other" was calculated using the statutory rate of 25.2%, excluding certain charges that were non-deductible.
c.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25.2%.
(3)Diluted shares on a GAAP basis for the thirteen and twenty-six weeks ended June 25, 2022 include the dilutive impact of 2,551 and 1,861 options and awards, respectively.

Reconciliation of Net Debt (Unaudited)

We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is a the calculation of Net Debt:

	June 25, 2022	December 25, 2021
Revolving loans	$117,000	$93,000
Senior term loan, due 2028	846,745	851,000
Finance leases	3,064	1,782
Gross debt	$966,809	$945,782
Less cash	17,723	14,605
Net debt	$949,086	$931,177

Reconciliation of Free Cash Flow (Unaudited)

We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	Twenty-six Weeks Ended June 25, 2022	Twenty-six Weeks Ended June 26, 2021
Net cash provided by (used for) operating activities	$14,670	$(59,839)
Capital expenditures	(28,921)	(22,684)
Free cash flow	$(14,251)	$(82,523)

Source: Hillman Solutions Corp.
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